Exhibit 99.1

SUBSCRIPTION AGREEMENT

CN Resources Inc.
255 Duncan Mill Road
Suite 203
Toronto, Ontario M3B 3H9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of CN Resources Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Dongming Wang solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Wang.

MAKE CHECK PAYABLE TO: CN RESOURCES INC.

Executed this _____ day of ___________________, 2010.

______________________________________	______________________________________

______________________________________	Signature of Purchaser

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.10	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

CN RESOURCES INC.

By:	________________________________________

Title:	________________________________________